EXHIBIT 99.1

637 Davis Drive
Morrisville, NC 27560 USA
phone 1-919-767-3230
fax 1-919-767-3233
www.harrisstratex.com
Harris Stratex Networks Reports Q3 Fiscal 2008 Financial Results
Research Triangle Park, NC — April 29, 2008 - Harris Stratex Networks, Inc. (NASDAQ: HSTX), the leading independent supplier of turnkey wireless transmission solutions, today reported financial results for the third quarter of fiscal 2008, which ended March 28, 2008.
Revenue for the third quarter of fiscal 2008 was $178.2 million. GAAP net income was $7.3 million or $0.09 per diluted share, which includes $7.3 million in pre-tax charges associated with the merger transaction, integration and stock compensation expense.
Non-GAAP Financial Results
On a non-GAAP basis, the third quarter revenue of $178.2 million was an increase of 21 percent compared with $146.8 million in the prior year quarter. Non-GAAP gross margin was 31 percent in the third quarter of fiscal 2008, operating income was $16.5 million, and net income was $11.9 million or $0.20 per diluted share.
A reconciliation of GAAP to non-GAAP financial measures is provided on Tables 4 and 6 along with the accompanying notes.
In its seasonally softest quarter, North America microwave grew 16 percent year-over-year with revenue of $56.9 million. This compares with $63.8 million in the prior quarter.
International revenue of $117.1 million grew 6 percent from the prior quarter and increased 27 percent compared with the year-ago period. Growth was led by revenue from Africa at $55.9 million, which increased 36 percent sequentially, and 49 percent when compared with the year-ago quarter, reflecting a rebound in capital investment following a series of operator consolidations. Revenue in Europe, the Middle East and Russia was $39.2 million, a sequential increase of 23 percent and an increase of 17 percent compared with the year-ago period. Combined Q3 revenues for Latin America and Asia Pacific were $22.0 million, compared with $37.8 million in the prior quarter and $21.4 million in the year-ago period. Network Operations revenue was $4.2 million compared with $6.5 million in the prior quarter and $5.2 million in the year-ago period.

“I am pleased with our 21 percent year-over-year revenue improvement. In particular, I am pleased with the rebound in Africa as shipments to major operators gained traction,” said Harald Braun, president and chief executive officer of Harris Stratex Networks.
“During the quarter we took remedial steps to improve logistics issues, and we renegotiated our freight costs, the benefits of which should be realized in future quarters,” added Braun. “I am encouraged to see the integration successes as the company continues to capture cost synergies from the merger. I have already formed a team to address the areas where additional costs can be removed to both improve gross margins and reduce operating expenses.”
Outlook and Guidance
Based on the strength of its revenue momentum exiting Q3, the company now believes revenue for fiscal 2008 will be at the high end of prior guidance. Due to continued pressure on gross margin, non-GAAP earnings for fiscal 2008 are expected to be at the low end of prior guidance. This excludes transition costs related to the company’s management changes in the fourth quarter, which will be included in non-GAAP results.
“We enter our fourth quarter with a positive book to bill driven by orders in North America and Africa,” said Braun. “While our near term cost issues are challenging, the opportunity in our market is sizeable and we plan to compete aggressively and improve our financial performance.”
Conference Call
Harris Stratex Networks will host a conference call today to discuss the company’s financial results at 5:30 p.m. Eastern Time. Those wishing to join the call should dial 303-262-2175 (no pass code required) at approximately 5:20 p.m. A replay of the call will be available starting one hour after the call’s completion until May 6. To access the replay, dial 303-590-3000 (pass code: 11111496 #). A live and archived webcast of the conference call will also be available via the company’s Web site at www.HarrisStratex.com/investors/conference-call.
Non-GAAP Measures and Comparative Financial Information
Harris Stratex Networks, Inc. and the Microwave Communications Division of Harris Corporation report information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The GAAP information presented in this press release consists of the results of operations, cash flows and financial position of Harris Stratex Networks, Inc. for the quarter and three quarters ended March 28, 2008 and March 30, 2007. On January 26, 2007, the Microwave Communications Division of Harris Corporation and Stratex Networks, Inc.

merged into Harris Stratex Networks, Inc. and became one reporting entity. Accordingly, management of Harris Stratex Networks will monitor revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share for the new combined entity for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. As such, historical non-GAAP combined information has been included in this press release for comparative purposes. These measures exclude certain costs and expenses as discussed herein. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex Networks’ business and to better understand our performance.
Harris Stratex Networks management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Harris Stratex Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Harris Stratex Networks
Harris Stratex Networks, Inc. (NASDAQ: HSTX) is the world’s leading independent supplier of turnkey wireless transmission solutions. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on Harris Stratex Networks to build, expand and upgrade their voice, data and video solutions. Harris Stratex Networks is recognized around the world for innovative, best-in-class wireless networking solutions and services. For more information, visit www.HarrisStratex.com.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Harris Stratex Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipated”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Harris Stratex Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;

•	the failure to obtain and retain expected cost synergies from the merger;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the ability to achieve business plans for Harris Stratex Networks;

•	the ability to manage and maintain key customer relationships;

•	the effect of technological changes on Harris Stratex Networks’ businesses;

•	the ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;

•	the ability to successfully integrate the operations, personnel and businesses of the former Stratex Networks, Inc. with those of the former Microwave Communications Division of Harris Corporation;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	customers may not pay for products or services in a timely manner, or at all;

•	the failure of Harris Stratex Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales;

•	the impact of slowing growth in the wireless telecommunications market combined with supplier and operator consolidations; and

•	supplier pricing pressure.
For more information regarding the risks and uncertainties for our business as well as risks relating to the combination of the former Harris Corporation Microwave Communications Division and the former Stratex Networks, see “Risk Factors” in our form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 27, 2007, as well as other reports filed by Harris Stratex Networks with the SEC from time to time. Harris Stratex Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Financial Tables Attached.
###

Investor Contact:	Media Contact:
Mary McGowan	Kami Spangenberg
Summit IR Group, Inc.	Harris Stratex Networks, Inc.
408-404-5401	919-767-5238
Mary@summitirgroup.com	Kami.Spangenberg@HSTX.com

Table 1
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
	(In millions, except per share amounts)
Revenue from product sales and services	$178.2	$139.0	$531.6	$333.8
Cost of product sales and services	(123.4)	(101.8)	(374.9)	(230.9)
Amortization of purchased technology	(1.8)	(1.2)	(5.3)	(1.2)

Gross margin	53.0	36.0	151.4	101.7

Research and development expenses	(11.5)	(11.1)	(34.8)	(26.8)
Selling and administrative expenses	(30.4)	(27.7)	(95.2)	(62.2)
Acquired in-process research and development	—	(15.3)	—	(15.3)
Amortization of intangible assets	(1.9)	(3.0)	(5.6)	(3.0)
Restructuring charges	—	(1.3)	(8.4)	(2.0)
Corporate allocations expense	—	(0.3)	—	(3.7)

Operating income (loss)	9.2	(22.7)	7.4	(11.3)

Interest income	0.3	0.9	1.4	1.2
Interest expense	(0.7)	(1.1)	(2.2)	(1.5)

Income (loss) before income taxes	8.8	(22.9)	6.6	(11.6)

Income tax (expense) benefit	(1.5)	(0.3)	(1.1)	(1.0)

Net income (loss)	$7.3	$(23.2)	$5.5	$(12.6)

Net income (loss) per common share of Class A and Class B common stock (1):
Basic	$0.12	$(0.58)	$0.09	$(0.93)
Diluted	$0.09 (2)	$(0.58)	$0.05 (2)	$(0.93)

Basic weighted average shares outstanding	58.4	40.3 (3)	58.4	13.5 (3)
Diluted weighted average shares outstanding	58.7	40.3 (3)	58.9	13.5 (3)

(1)	The net income (loss) per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

(2)	For the quarter and three quarters ended March 28, 2008, the calculations of diluted earnings per share include a potential deduction to net income of $2.1 million and $2.7 million for the assumed after-tax effect of the change in fair value of warrants using the “treasury stock” method.

(3)	Prior to January 26, 2007, the Company was a division of Harris Corporation and there were no shares outstanding for purposes of income or loss calculations. Basic and diluted weighted average shares outstanding are calculated based on the daily outstanding shares, reflecting the fact that no shares were outstanding prior to January 26, 2007.

Table 2
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 28, 2008	June 29, 2007(1)
	(In millions)
Assets
Cash and cash equivalents	$97.0	$69.2
Short-term investments	3.4	20.4
Receivables	199.0	185.3
Inventories and unbilled costs	161.0	172.6
Current deferred taxes	6.5	4.1
Other current assets	17.5	21.7
Property, plant and equipment	74.4	80.0
Goodwill	315.4	323.6
Identifiable intangible assets	133.2	144.5
Other assets	16.0	16.7

	$1,023.4	$1,038.1

Liabilities and Shareholders’ Equity
Short-term debt	$—	$1.2
Current portion of long-term debt	6.0	10.7
Accounts payable	81.8	84.7
Accrued expenses and other current liabilities	94.3	96.1
Due to Harris Corporation	23.7	23.1
Long-term debt	5.0	8.8
Restructuring and other long-term liabilities	6.2	11.8
Redeemable preference shares	8.3	8.3
Warrants outstanding	0.6	3.9
Non-current deferred taxes	21.2	31.5
Shareholders’ equity	776.3	758.0

	$1,023.4	$1,038.1

(1) Derived from audited financial statements.

Table 3
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Quarters Ended
	March 28,	March 30,
	2008	2007
	(In millions)
Operating Activities
Net income (loss)	$5.5	$(12.6)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of identifiable intangible assets acquired in the Stratex acquisition	10.9	19.4
Other noncash charges related to the Stratex Acquisition	—	5.4
Depreciation and amortization of property, plant and equipment and capitalized software	15.2	12.2
Non-cash stock-based compensation expense	5.3	1.0
Non-cash charges for restructuring and inventory write-downs	7.8	—
Decrease in fair value of warrants	(3.2)	—
Deferred income tax (benefit) expense	(0.2)	1.0
Changes in operating assets and liabilities, net of effects from acquisition:
Receivables	(11.7)	2.7
Unbilled costs and inventories	8.0	(32.0)
Accounts payable and accrued expenses	(1.4)	(0.7)
Advance payments and unearned income	4.3	4.8
Due to Harris Corporation	4.6	(3.7)
Decrease in restructuring liabilities and other	(9.7)	(9.0)

Net cash provided by (used in) operating activities	35.4	(11.5)

Investing Activities
Cash acquired from the Stratex Acquisition, net of acquisition costs of $12.7 million	—	20.4
Purchases of short-term investments and available for sale securities	(8.3)	(33.2)
Sales of short-term investments and available for sale securities	25.3	17.8
Additions of property, plant and equipment	(6.3)	(4.4)
Additions of capitalized software	(7.9)	(2.8)

Net cash provided by (used in) investing activities	2.8	(2.2)

Financing Activities
Decrease in short-term debt	(1.2)	—
Proceeds from issuance of redeemable preference shares	—	8.3
Payments on long-term debt	(8.4)	(2.6)
Proceeds from issuance of Class B common stock to Harris Corporation	—	26.9
Payments on long-term capital lease obligation to Harris Corporation	(3.2)	—
Proceeds from exercise of former Stratex stock options	1.5	1.4
Registration costs for Class A common stock issued in Stratex Acquisition	—	(1.1)
Proceeds from exercise of former Stratex warrants	—	0.2
Net cash and other transfers from Harris Corporation prior to the Stratex acquisition	—	24.1

Net cash (used in) provided by financing activities	(11.3)	57.2

Effect of exchange rate changes on cash and cash equivalents	0.9	(2.9)

Net increase in cash and cash equivalents	27.8	40.6
Cash and cash equivalents, beginning of year	69.2	13.8

Cash and cash equivalents, end of quarter	$97.0	$54.4

HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, gross margin, operating income (loss), non-operating income (loss), cost of product sales and services, research and development expenses, selling and administrative expenses, income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, expenses, gains and losses, including such amounts related to our merger with Stratex. Management of Harris Stratex Networks, Inc. (the “Company” or “Harris Stratex”) believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex business and better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	March 28, 2008				March 30, 2007
	As	Non-GAAP				Non-GAAP
	Reported	Adjustments		Non-GAAP	As Reported	Adjustments	Non-GAAP
		(In millions, except per share amounts)
Revenue from product sales and services (A)	$178.2	$—		$178.2	$139.0	$7.8	$146.8
Cost of product sales and services (B)	(123.4)	0.5		(122.9)	(101.8)	(0.5)	(102.3)
Amortization of purchased technology (C)	(1.8)	1.8		—	(1.2)	1.2	—

Gross margin	53.0	2.3		55.3	36.0	8.5	44.5
Research and development expenses (D)	(11.5)	0.4		(11.1)	(11.1)	0.3	(10.8)
Selling and administrative expenses (E)	(30.4)	2.7		(27.7)	(27.7)	(0.1)	(27.8)
Acquired in-process research and development (F)	—	—		—	(15.3)	15.3	—
Amortization of intangible assets (G)	(1.9)	1.9		—	(3.0)	3.0	—
Restructuring charges (H)	—	—		—	(1.3)	1.3	—
Corporate allocations expense	—	—		—	(0.3)	—	(0.3)

Operating income (loss)	9.2	7.3		16.5	(22.7)	28.3	5.6
Interest income	0.3	—		0.3	0.9	—	0.9
Interest expense (A)	(0.7)	—		(0.7)	(1.1)	(0.1)	(1.2)

Income (loss) before income taxes	8.8	7.3		16.1	(22.9)	28.2	5.3
Income tax (expense) benefit (J)	(1.5)	(2.7)		(4.2)	(0.3)	(1.3)	(1.6)

Net income (loss)	$7.3	$4.6		$11.9	$(23.2)	$26.9	$3.7

Net income (loss) per common share of Class A and Class B common stock (1):
Basic	$0.12			$0.20	$(0.58)		(3)
Diluted (2)	$0.09		(2)	$0.20	$(0.58)		(3)

Basic weighted average shares outstanding	58.4			58.4	(3) 40.3		(3)
Diluted weighted average shares outstanding	58.7			58.7	(3) 40.3		(3)

(1)	The net income (loss) per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

(2)	For the quarter ended March 28, 2008, the “As Reported” calculations of diluted earnings per share include a potential deduction to net income of $2.1 million for the assumed after-tax effect of the change in fair value of warrants using the “treasury stock” method. The “Non-GAAP” calculations exclude the effects of this potential deduction.

(3)	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations. Basic and diluted weighted average shares outstanding are calculated based on the daily outstanding shares, reflecting the fact that no shares were outstanding prior to January 26, 2007. Non-GAAP earnings per share for the quarter ended March 30, 2007 is not reported because it is not meaningful due to the merger date occurring during the quarter.

Table 4 (Continued)
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Quarters Ended
	March 28, 2008				March 30, 2007
	As	Non-GAAP				Non-GAAP
	Reported	Adjustments		Non-GAAP	As Reported	Adjustments	Non-GAAP
		(In millions, except per share amounts)
Revenue from product sales and services (A)	$531.6	$—		$531.6	$333.8	$145.8	$479.6
Cost of product sales and services (B)	(374.9)	6.8		(368.1)	(230.9)	(94.1)	(325.0)
Amortization of purchased technology (C)	(5.3)	5.3		—	(1.2)	1.2	—

Gross margin	151.4	12.1		163.5	101.7	52.9	154.6
Research and development expenses (D)	(34.8)	1.1		(33.7)	(26.8)	1.6	(25.2)
Selling and administrative expenses (E)	(95.2)	12.0		(83.2)	(62.2)	(29.2)	(91.4)
Acquired in-process research and development (F)	—	—		—	(15.3)	15.3	—
Amortization of intangible assets (G)	(5.6)	5.6		—	(3.0)	3.0	—
Restructuring charges (H)	(8.4)	8.4		—	(2.0)	1.3	(0.7)
Corporate allocations expense (I)	—	—		—	(3.7)	3.4	(0.3)

Operating income (loss)	7.4	39.2		46.6	(11.3)	48.3	37.0
Interest income (A)	1.4	—		1.4	1.2	1.8	3.0
Interest expense (A)	(2.2)	—		(2.2)	(1.5)	(2.3)	(3.8)

Income (loss) before income taxes	6.6	39.2		45.8	(11.6)	47.8	36.2
Income tax expense (J)	(1.1)	(10.8)		(11.9)	(1.0)	(9.9)	(10.9)

Net income (loss)	$5.5	$28.4		$33.9	$(12.6)	$37.9	$25.3

Net income (loss) per common share of Class A and Class B common stock (4):
Basic	$0.09			$0.58	$(0.93)		(6)
Diluted (5)	$0.05		(5)	$0.58	$(0.93)		(6)

Basic weighted average shares outstanding	58.4			58.4	(6)13.5		(6)
Diluted weighted average shares outstanding	58.9			58.9	(6)13.5		(6)

(4)	The net income (loss) per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

(5)	For the three quarters ended March 28, 2008, the “As Reported” calculations of diluted earnings per share include a potential deduction to net income of $2.7 million for the assumed after-tax effect of the change in fair value of warrants using the “treasury stock” method. The “Non-GAAP” calculations exclude the effects of this potential deduction.

(6)	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations. Basic and diluted weighted average shares outstanding are calculated based on the daily outstanding shares, reflecting the fact that no shares were outstanding prior to January 26, 2007. Non-GAAP earnings per share for the three quarters ended March 30, 2007 is not reported because it is not meaningful due to the merger date occurring during the quarter.

Notes to tables 4 and 6:
Note A – Revenue, Interest income and Interest expense – Adjustment to revenue for the quarter and first three quarters of fiscal 2007 to add Stratex Networks, Inc. revenue prior to the merger. For Interest income and Interest expense, adjustment is to add Stratex Networks, Inc. amounts for both the quarter and first three quarters of fiscal 2007.
Note B – Cost of sales and services – Includes adjustments to cost of product sales and services for the third quarter and first three quarters of fiscal 2008 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.2 million and $0.6 million), adjustments to remove merger integration costs ($0.0 million and $1.5 million) and adjustments to remove FAS 123R expense ($0.3 million and $1.0 million). Also includes adjustments to remove $3.7 million in mark-downs of inventory related to restructuring actions for the first three quarters of fiscal 2008.
Includes adjustments to cost of product sales and services for the third quarter and the first three quarters of fiscal 2007 to add $6.3 million and $100.3 million for Stratex Networks cost of product sales and services prior to the merger. Also includes adjustments to remove merger related charges including amortization of the step-up in inventory ($5.4 million) and fixed assets ($0.2 million) and write off of deferred revenue ($0.1 million) for the third quarter of fiscal 2007 and adjustments for the quarter and the first three quarters of fiscal 2007 to remove FAS 123R expense ($0.1 million for the third quarter and $0.5 million for the first three quarters of fiscal 2007).
Note C – Amortization of purchased technology — Adjustments for the third quarter and first three quarters of fiscal 2008 and fiscal 2007 to remove amortization of purchased intangibles incurred in connection with the merger.
Note D – Research and development expenses — Adjustments for the third quarter and first three quarters of fiscal 2008 to remove FAS 123R expense ($0.4 million and $1.1 million). Adjustments for the third quarter and first three quarters of fiscal 2007 to remove FAS 123R expense ($0.3 million and $1.6 million).
Note E – Selling and administrative expenses – Includes adjustments for the third quarter and first three quarters of fiscal 2008 to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($0.5 million and $1.5 million), merger integration costs ($0.9 million and $5.4 million), lease impairment costs ($0.0 million and $0.9 million) and FAS 123R expense ($1.3 million and $4.2 million).
For the third quarter and first three quarters of fiscal 2007, includes adjustments to add $3.6 million and $41.5 million for Stratex Networks Selling and administrative expenses for the month of January 2007 prior to the merger. Also includes adjustments to the Microwave Communications Division of Harris Corporation’s selling and administrative expenses to remove FAS 123R expense ($0.4 million and $1.1 million), adjustments to the Stratex selling and administrative expenses to remove FAS 123R expense ($0.7 million and $3.9 million) and to remove merger integration costs incurred by Stratex associated with the merger ($0.0 million and $3.2 million). Also includes adjustment to remove merger integration costs incurred by the Microwave Communications Division of Harris ($2.2 million and $3.9 million) and to remove $0.2 million merger related charges for the amortization of the step-up in fixed assets for both the third quarter and first three quarters of fiscal 2007.
Note F - Adjustment for the quarter and first three quarters of fiscal 2007 to remove write off of in-process research and development incurred in connection with the merger.
Note G – Amortization of intangible assets — Adjustment for the third quarter and first three quarters of fiscal 2008 and fiscal 2007 to remove amortization of purchased intangibles incurred in connection with the merger.
Note H – Restructuring charges — Adjustment to remove charges for restructuring incurred during the first three quarters of fiscal 2008. For the third quarter and first three quarters of fiscal 2007, adjustment is to remove restructuring charges incurred subsequent to the merger.
Note I – Corporate allocation expenses — Adjustment for the third quarter and first three quarters of fiscal 2007 to remove corporate allocation expenses from Harris Corporation, which did not continue after the merger with Stratex.
Note J – Income tax benefit (expense) — Adjustment to reflect a pro forma 26 percent tax rate for the third quarter and first three quarters of fiscal 2008, and a pro forma 30 percent tax rate for the third quarter and first three quarters of fiscal 2007.

Table 5
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Third Quarter Summary
GAAP REVENUE BY SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
	(In millions)
North America microwave	$56.9	$48.9	$177.3	$157.5
International microwave	117.1	84.9	337.1	161.6
Network operations	4.2	5.2	17.2	14.7

	$178.2	$139.0	$531.6	$333.8

Table 6
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended			Quarter Ended
	March 28, 2008			March 30, 2007
	(In millions)
	As	Non-GAAP		As	Non-GAAP	Combined
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
North America	$56.9	$—	$56.9	$48.9	$0.2	$49.1
International:
Africa	55.9	—	55.9	35.2	2.4	37.6
Europe, Middle East, and Russia	39.2	—	39.2	30.8	2.7	33.5
Latin America and AsiaPac	22.0	—	22.0	18.9	2.5	21.4

Total International	117.1	—	117.1	84.9	7.6	92.5
Network Operations	4.2	—	4.2	5.2	—	5.2

	$178.2	$—	$178.2	$139.0	$7.8	$146.8

Table 6 (Continued)
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Quarters Ended			Three Quarters Ended
	March 28, 2008			March 30, 2007
	(In millions)
	As	Non-GAAP		As	Non-GAAP	Combined
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
North America	$177.3	$—	$177.3	$157.5	$7.0	$164.5
International:
Africa	149.3	—	149.3	85.2	44.2	129.4
Europe, Middle East, and Russia	103.9	—	103.9	42.7	59.3	102.0
Latin America and AsiaPac	83.9	—	83.9	33.7	35.3	69.0

Total International	337.1	—	337.1	161.6	138.8	300.4
Network Operations	17.2	—	17.2	14.7	—	14.7

	$531.6	$—	$531.6	$333.8	$145.8	$479.6